As filed with the U.S. Securities and Exchange Commission on February 5, 2014

Registration No. 333-193670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC PREMIER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

(949) 864-8000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Steven R. Gardner

President and Chief Executive Officer

Pacific Premier Bancorp, Inc.

17901 Von Karman Avenue, Suite 1200

Irvine, California 92614

(949) 864-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Norman B. Antin, Esq.

Jeffrey D. Haas, Esq.

Patton Boggs LLP

2550 M Street, NW

Washington, DC 20037-1350

(202) 457-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Securities and Exchange Commission, or the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or The Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered(1)	Per Unit(2)	Offering Price(2)	Fee
Common Stock, $.01 par value per share	562,469	$15.66	$8,808,264.54	$1,135	*

*      Previously paid.

(1)          Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)          Calculated in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices reported on the Nasdaq Global Market on January 29, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Pacific Premier Bancorp, Inc. (File No. 333-193670) is being filed to amend the legal opinion included as Exhibit 5.1 and the Exhibit Index set forth in Item 16 of Part II of the Registration Statement and following the signature page to the Registration Statement.  This Amendment No.1 does not modify any provisions of the prospectus constituting Part I of the Registration Statement or any other provision of Part II of the Registration Statement.  Accordingly, such prospectus has not been included herein.

Item 16.  Exhibits

EXHIBIT INDEX

The exhibits filed as part of this Amendment No. 1 to the Registration Statement on Form S-3 filed with the SEC on January 30, 2014 are as follows:

Exhibit No.	Description
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Vanrinek, Trine, Day & Co., LLP*
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 5, 2014.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Steven R. Gardner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on February 5, 2014.

	Signature	Title

	/s/ Steven R. Gardner	President, Chief Executive Officer and Director
	Steven R. Gardner	(Principal Executive Officer)

	/s/ Kent J. Smith	Executive Vice President and Chief Financial Officer
	Kent J. Smith	(Principal Financial and Accounting Officer)

	/s/ Jeff C. Jones*	Chairman of the Board of Directors
Jeff C. Jones

	/s/ Kenneth Boudreau*	Director
Kenneth Boudreau

	/s/ John Carona*	Director
John Carona

	/s/ Joseph L. Garrett*	Director
Joseph L. Garrett

	/s/ John D. Goddard*	Director
John D. Goddard

	/s/ Michael L. McKennon*	Director
Michael L. McKennon

*By:	/s/ Kent J.Smith
Kent J.Smith
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Patton Boggs LLP
23.1	Consent of Vanrinek, Trine, Day & Co., LLP*
23.2	Consent of Patton Boggs LLP (included in Exhibit 5.1)
24.1	Power of Attorney of certain officers, directors and trustees (located on the signature page to the Registration Statement)*

*Previously filed